                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We have issued our reports, dated March 28, 1997, accompanying the consolidated financial statements of Blyth Industries, Inc. and Subsidiaries as of and for the two years ended January 31, 1997 appearing in the 1998 Annual Report to Stockholders and accompanying the schedule for each of the two years in the period ended January 31, 1997, included in the Annual Report on Form 10-K for the year ended January 31, 1998, which are incorporated by reference in this Amendment No. 1 to Registration Statement on Form S-3. We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of the aforementioned reports, and to the use of our name as it appears under the caption "Experts".



                                       /s/ Grant Thornton LLP
                                       ---------------------------
                                       GRANT THORNTON LLP




Chicago, Illinois
September 29, 1998